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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report (earliest event reported):  February 13, 1997


                               ACMAT CORPORATION



        Connecticut             0-6234                   06-0684460
        -----------             ------                   ----------
  State of Incorporation   Commission File No.            IRS Employer
                                                       Identification No.


                                233 Main Street
                      New Britain, Connecticut 06050-2350
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (860) 229-9000
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Item 2.  Acquisition or disposition of assets.

On February 5, 1997, ACMAT Corporation purchased 1,099,996 shares of its own Class A Stock from AIG Life Insurance Company (366,663 shares) and American International Life Assurance Company of New York (733,333). The shares were purchased at an average price of $14.70 per share for a total purchase price of $16,174,942.

The purchase price of $16,174,942 consisted of $4,174,942 in cash and promissory notes totaling $12,000,000. The promissory notes are with AIG Life Insurance Company and American International Life Assurance Company of New York and are payable over eight years with interest at prime rate (8-1/4%). The interest rate is equal to the prime rate, however, it shall not exceed 9-1/4% and it shall not be less than 7-1/4%.

The 1,099,996 shares of Class A Stock were acquired throughout the past 2 years by AIG Life Insurance Company and American International Life Assurance Company of New York pursuant to the conversion options of the Convertible Senior Notes.

The cash portion of the transaction was obtained through a $7,500,000, seven-year, term loan, from Fleet Bank payable in quarterly installments of $270,000.

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                                      -2-


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ACMAT Corporation



                                 /s/ HENRY W. NOZKO, SR.
Date:  February 13, 1997             -------------------
                                     HENRY W. NOZKO, SR.
                                     President